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                        Dow Jones Financial News Services

                       2 YEAR PLAN SUBSCRIPTION AGREEMENT

         THIS AGREEMENT, between the undersigned firm or corporation ("Subscriber") and DOW JONES & COMPANY, INC. ("Dow Jones"), sets forth the terms under which Subscriber may receive the Dow Jones News Service(R) (the "DJ Service") within the United States.

         1. Service Format. Subscriber hereby subscribes to the DJ Service in the following combined format: (A) interactive, retrievable format, which permits the user to search (by stock symbol or company/industry code) a database consisting of the most recent 90 days (or when made available by both Dow Jones for the Service in question and by Subscriber's third-party vendor, if any, 180 days) of stories appearing in the DJ Service; and (B) continuous, online printing of all headlines appearing in the DJ Service, Any Subscriber terminal, printer, or other device that receives the DJ Service is referred to herein as a "DJ Terininal".

         2. Monthly Charges. Subscriber shall pay to Dow Jones in advance for the DJ Service the applicable monthly fees (the "Subscription Fees") corresponding to Subscriber's minimum commitment level, as set forth in Schedule A, plus applicable sales or similar taxes.

                 (i) Commitment Levels. Subscriber's initial commitment level shall be 50 terminals. On or before April 1, 1997 Subscriber may elect to increase its commitment level with a corresponding change in the Subscription Fees, which shall then remain in effect for the duration of the Term.

                 (ii) Minimum Monthly Charge. In any event, Subscriber shall pay Dow Jones the "Minimum Monthly Charge" corresponding to Subscriber's commitment level, which is calculated by multiplying the applicable Base Terminal Number by the applicable Volume-based Terminal Charges, as set forth on Schedule A; provided, however, that over the term hereof, Subscriber for any reason may cancel (and thereby reduce such Base Terminal Number with a corresponding reduction in such Minimum Monthly Charge) DJ Terminals such that the number of DJ Terminals receiving the DJ Service at all times during the Term is greater than or equal to the applicable Reduced Base Terminal Number, as set forth on Schedule A. In the event Subscriber cancels sufficient DJ Terminals so that the number of DJ Terminals is less than such Reduced Base Terminal Number, Subscriber shall pay Dow Jones a Minimum Monthly Charge equal to such Base Terminal Charge as applied to such Reduced Base Terminal Number.

         3. Third-Party Vendor. Subscriber acknowledges that the DJ Service may be delivered to Subscriber by, and made available on equipment supplied by, a third-party vendor, and Subscriber agrees to pay to such vendor all applicable delivery or other fees charged by such vendor. If Dow Jones delivers any DJ Service directly to Subscriber, additional delivery fees may apply.

         4. Dow Jones Equipment Charges. Subscriber may lease from Dow Jones any DJ Terminal, related equipment and communications lines (collectively, "Equipment") then available from Dow Jones at rates then in effect. Subscriber shall be responsible for any loss or damage to the Equipment while in its care and custody other than loss or damage caused by the negligence of Dow Jones or its agents.

         5. Copyright; Redistribution Restrictions. Subscriber agrees that the DJ Service and the Equipment are the property of Dow Jones or its licensors and the DJ Service is protected by copyright Subscriber agrees that it shall permit access to the DJ Service hereunder (i) only through DJ Terminals located at Subscriber's premises and under its exclusive control, and (ii) only by its clients who have been authorized to access such DJ Terminals and who have signed Dow Jones' Individual User Agreement, a current copy of which is attached as Schedule B ("Authorized Clients"). Subscriber further agrees that neither it nor any Authorized Client shall store, copy, reproduce, retransmit, disseminate, sell, distribute, publish, broadcast or circulate the DJ Service in whole or in part to anyone, including, but not limited to, other employees of Subscriber, without the express prior written consent of Dow Jones; provided, however, that Authorized Clients may on an occasional basis include limited portions of the DJ Service in oral communications with others in the normal course of business.




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        6. Plan Reports; Records. Within 20 days after the end of each month during the term hereof, Subscriber shall supply Dow Jones with a report certifying the number of DJ Terminals and Authorized Clients and the originals of the Individual User Agreements signed by Authorized Clients during the period covered by the report. (If Subscriber receives the DJ Service through a third-party vendor, Dow Jones may, at its option, rely on such vendor's monthly report of the information described in this Paragraph 3). Subscriber shall maintain at all times during the Term of this Agreement adequate books and records, which shall include the information required for the above reports and the names and addresses of all Authorized Clients. Dow Jones shall have the right, upon reasonable advance notice, from time to time to inspect Subscriber's offices and records to confirm the accuracy of the information contained in such reports.

         7. Disclaimer. SUBSCRIBER AGREES THAT NEITHER DOW JONES NOR ANY OF ITS DISTRIBUTORS, AFFILIATES, AGENTS OR LICENSORS WARRANT THE ACCURACY, COMPLETENESS, CURRENTNESS, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE DJ SERVICE. IN NO EVENT WILL DOW JONES OR ANY OF ITS DISTRIBUTORS, AFFILIATES, AGENTS OR LICENSORS BE LIABLE FOR ANY LOSS, INCLUDING CONSEQUENTIAL, SPECIAL OR SIMILAR DAMAGES, RESULTING DIRECTLY OR INDIRECTLY FROM SUBSCRIBER'S USE OF THE DJ SERVICE OR THE EQUIPMENT, OR FROM ANY DECISION MADE OR ACTION TAKEN BY SUBSCRIBER OR ANY THIRD PARTY IN RELIANCE UPON INFORMATION CONTAINED IN THE DJ SERVICE, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. IN NO EVENT SHALL THE LIABILITY OF DOW JONES, ITS DISTRIBUTORS, AFFILIATES, AGENTS AND LICENSORS ARISING OUT OF ANY CLAIM RELATED To THIS AGREEMENT EXCEED THE AGGREGATE AMOUNT PAID BY SUBSCRIBER HEREUNDER IN THE 12 MONTHS IMMEDIATELY PRECEDING THE EVENT GIVING RISE TO SUCH CLAIM.

        8. Term; Liquidated Damages. The term of this Agreement shall commence on the date of execution of this Agreement (the "Commencement Date") and shall continue for two (2) years from the Commencement Date (the "Term"). If Subscriber terminates this Agreement for any reason other than a default by Dow Jones, Subscriber shall pay to Dow Jones as liquidated damages (and not as a penalty) an amount equal to the Minimum Monthly Charge times the number of months remaining in the Term at the time of termination.

        9. Miscellaneous. Neither party shall be liable to the other for any delay or failure of performance of any of its obligations hereunder (other than the payment of money) for reasons beyond the reasonable control of such party, including natural disasters, actions or decrees of governmental bodies or communications line failure not the fault of the affected party. This Agreement contains the entire understanding of the parties and supersedes and terminates all prior oral or written agreements on the subject hereof. Subscriber shall not assign this Agreement to anyone without Dow Jones' prior written consent. This Agreement shall not be contravened by any terms contained in any purchase order, confirmation or acknowledgment signed by the parties hereto, and no modification or amendment of this Agreement shall be deemed effected by any purchase order, confirmation or acknowledgment containing other or different terms. This Agreement will be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts entered into and wholly performed in New York.

DOW JONES & COMPANY, INC.                        ALL-TECH INVESTMENT GROUP, INC.
                                                 -------------------------------
                                                 SUBSCRIBER

By:  Mark Hevy                                   By: Mark Shefts - V.P.
    --------------------------                      ----------------------------
Name(printed): Mark Hevy                         Name(printed): Mark Shefts

Title: Account Executive                         Title: V.P.


Dated: 1/16/98                                   Address: 160 Summit Ave.

Activation Date: November 1, 1996                         Montvale, NJ 07645


                                       2
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  ALL-TECH INVESTMENT GROUP, INC.



MEMBER: NATIONAL ASSOCIATION OF SECURITIES DEALERS o SECURITIES INVESTOR PROTECTION CORP.








                                 March 31, 1997

Mr. Mark Hevy
Dow Jones and Company Inc.
P.O. Box 300
Princeton, NJ 08543-0300

              Re:     Commitment Revision

Dear Mark:

         Following our March 14, 1997 letter, please change our commitment level to fifty (50) terminals.

         We understand that the news service will now be $120.00 per unit per month for the balance of 1997 and will be increased to $122.00 for 1998.

         Should you have any questions, please feel free to give me a call.

                                 Very truly yours,

                                 /s/ Robert Varsalona
                                 ------------------------------

                                 Robert Varsalona
                                 Controller





                       160 Summit Ave, Montvale, NJ 07645
                        (201) 782-0200 Fax (201) 782-9090